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                                                                    EXHIBIT 4.10



                            CERTIFICATE OF TRUST OF
                              HEFTEL CAPITAL TRUST I

         THIS Certificate of Trust of Heftel Capital Trust I (the "Trust"),
dated         , 1997, is being duly executed and filed by The Bank of New
York (Delaware), a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).

1.       Name.  The name of the business trust formed hereby is Heftel Capital
Trust I.

2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is The Bank of New York (Delaware), 110 White Clay Center, Newark, Delaware 19711.

3. Effective Date. This Certificate of Trust shall be effective as of the date filed.

                 IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

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                                                                             2


                                  THE BANK OF NEW YORK (DELAWARE),
                                  as trustee

                                  By:
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                                     Name:
                                     Title:



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                                     as Regular Trustee
                                     Name: Jeffrey T. Hinson
                                     Title: Senior Vice President and Chief
                                            Financial Officer



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                                     as Regular Trustee
                                     Name: David Gerow
                                     Title: Vice President and Controller